Exhibit 99.1

Serve Robotics to Acquire Diligent Robotics, Expanding

Physical AI Platform Beyond the Sidewalk

●	Acquisition broadens Serve’s autonomous robotics platform, expanding market opportunity beyond last-mile delivery, and delivering non-organic revenue

●	Diligent’s Moxi robot among the largest autonomous robot deployments in hospitals nationwide: Over 1.25 million deliveries completed by nearly 100 robots in over 25 hospital facilities, with annual sales at each hospital expected to range between $200k to $400k

●	Leverages a common autonomy and AI stack, accelerating learning, deployment, and scalability

SAN FRANCISCO, January 20, 2025 -- Serve Robotics Inc. (Nasdaq: SERV) (“Serve” or “the Company”), a leading autonomous robotics company, today announced that it has entered into an agreement to acquire Diligent Robotics, Inc. (“Diligent”), a pioneering provider of AI-powered robot assistants for the healthcare industry. The transaction marks the first expansion of Serve’s autonomy platform into indoor environments, with hospitals as one of the most high-impact settings for robotics.

Diligent was founded in 2017 by Andrea Thomaz and Vivian Chu, world-renowned social roboticists, with the vision of creating socially intelligent robot assistants that improve human labor productivity. Since its inception, Diligent has raised over $100 million in financing from investors including Tiger Global, Canaan, and True Ventures.

Diligent has developed Moxi, an autonomous hospital delivery robot that supports nurses and hospital staff, allowing them to focus on time with patients and therefore improve quality of care. Moxi is deployed in over 25 hospital facilities across the U.S., representing one of the largest commercial deployments of mobile manipulation robots working alongside people. Moxi robots have successfully completed over 1.25 million autonomous deliveries. Moxi is powered by the NVIDIA Jetson platform for onboard compute and trained and tested in simulation using NVIDIA Isaac Sim and Isaac Lab and uses advanced sensing and AI to navigate among people in complex hospital spaces. Moxi incorporates insight from years of real-world data in commercial deployments. Customers include leading hospitals and healthcare systems such as Northwestern Medicine, ChristianaCare, and Rochester General Hospital.

The acquisition extends Serve’s commercial operations and autonomy platform into indoor and healthcare applications that demand reliability, safety, and an unobtrusive presence. The combined effort brings together two mission-driven teams with a shared vision for creating and deploying human-centric, autonomous robots in real-world settings. Both Serve and Diligent have successfully designed and commercialized Physical AI systems that operate safely alongside people, perform with high reliability in complex, dynamic environments, and integrate seamlessly into everyday situations.

Indoor environments, such as hospitals, add a powerful new dimension to Serve’s Physical AI flywheel. Dense, human-centric, multi-level spaces with constant edge cases are the conditions that sharpen autonomy fastest. Every foot traveled by Moxi and every interaction navigated will feed back into a shared autonomy stack, which strengthens AI models across all applications.

The combination of Serve and Diligent is expected to:

●	Further improve and scale the deployment of Moxi hospital robots, bringing service robots to support more clinicians across the country

●	Accelerate Serve’s AI and autonomy flywheel, as every robot learns from every robot, compressing deployment timelines and expanding where our platform can operate next

●	Validate healthcare use cases that deliver high revenue per robot and improved blended fleet economics for Serve.

●	Accelerate the adoption of Serve’s autonomy platform, and extend its reach across industries where indoor navigation and manipulation is required to accomplish tasks in dense environments, such as opening doors or operating elevators

●	Drive long-term efficiency across Serve and Moxi use cases, through shared supply chain, technology infrastructure, and operational excellence

●	Deliver revenue growth, with each hospital facility deploying Moxi robots expected to range between $200k to $400k in annual sales

“This acquisition accelerates Serve’s evolution from a robotic delivery company into a full-stack autonomy platform,” said Dr. Ali Kashani, CEO of Serve Robotics. “We’ve proven we can deploy robots safely and reliably at scale in complex urban environments. By extending our platform beyond sidewalks and into hospitals, we’re expanding where our Physical AI can operate, learn, and create value. Over time, Serve and Moxi will share one autonomy stack, one data flywheel, and one operating system for robots that work alongside people across city sidewalks and critical institutions. This is how autonomy becomes infrastructure.”

“We are excited to partner with a team that is at the forefront of autonomous robotics and motivated by a shared mission to make robots an integral part of our day-to-day lives,” Kashani continued.

Diligent Robotics will continue its operations as a subsidiary of Serve under the leadership of Andrea Thomaz.

“Diligent was founded to help healthcare teams do more with their limited resources,” said Andrea Thomaz, CEO of Diligent Robotics. “By joining Serve, we can build on the autonomy and AI we’ve deployed across live hospital fleets and scale it faster, enabling more intelligent, capable robots in care environments. Together, we’re unlocking the next phase of practical, real-world robotics and advancing a people-plus-robots model that prioritizes human impact.”

Transaction Overview

Pursuant to the merger agreement, the aggregate transaction will consist of shares of the Company’s common stock with a value of $29.0 million paid to Diligent shareholders, subject to net debt and other adjustments, including a potential earn-out of up to $5.3 million upon the achievement of specified milestones. At the closing of the transaction, all Diligent Options and Diligent Warrants will be cancelled for no consideration. The transaction is expected to close in the first quarter of 2026. The merger agreement contains customary representations, warranties, covenants, and indemnification obligations of the parties thereto. The parties to the merger agreement also agreed to various customary covenants and agreements, including, among others, for Diligent to conduct, subject to certain exceptions, its business in the ordinary course consistent with past practice during the period between the execution of the merger agreement and the closing of the transactions contemplated by the merger agreement.

The completion of the transaction is subject to the satisfaction of customary closing conditions, including, among other things, the absence of any governmental law or order that makes the transaction illegal or otherwise prohibits or prevents its consummation; the accuracy of the representations and warranties made by the parties to the merger agreement (generally subject to customary materiality thresholds); the absence of a material adverse effect with respect to either the Company or Diligent; and the authorization for listing of the common stock to be issued pursuant to the merger agreement on Nasdaq.

To learn more about Serve Robotics, visit www.serverobotics.com.

About Diligent Robotics

Founded in 2017, Diligent Robotics is an Austin-based AI company that creates socially-intelligent, AI-native mobile manipulation robots to drive workflow efficiency. Diligent's first robot assistant, Moxi, operates in over 25 hospital facilities across the U.S. to help clinicians with routine tasks (such as delivering meds and lab samples) to free them up for patient care and prevent burnout. Moxi has already saved hospital staff hundreds of thousands of hours by completing over 1.25 million tasks successfully.

Founded by social robotics experts Andrea Thomaz and Vivian Chu, Diligent Robotics is proud to be at the forefront of creating robots that incorporate mobile manipulation, social intelligence and human-guided learning capabilities. For further information, visit www.diligentrobots.com.

About Serve Robotics

Serve Robotics develops advanced, AI-powered, low-emissions sidewalk delivery robots that endeavor to make delivery sustainable and economical. Spun off from Uber in 2021 as an independent company, Serve has completed well over 100,000 deliveries for enterprise partners such as Uber Eats and 7-Eleven. Serve has scalable multi-year contracts, including a signed agreement to deploy up to 2,000 delivery robots across multiple U.S. markets.

For further information about Serve Robotics (Nasdaq:SERV), visit www.serverobotics.com or follow us on social media via X (Twitter), Instagram, or LinkedIn @serverobotics.

Safe Harbor Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Serve intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be about future events, including statements regarding Serve's intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Serve's expectations with respect to the financial and operating performance of its business (including potential revenue as the result of sales of Diligent’s Moxi robots), its capital position, and future growth, the closing of the transaction between Serve and Diligent, and any potential benefits of the transaction between Serve and Diligent. The words "anticipate", "believe", "expect", "project", "predict", "will", "forecast", "estimate", "likely", "intend", "outlook", "should", "could", "may", "target", "plan", “on track” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Any forward-looking statements in this press release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in Serve's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the United States Securities and Exchange Commission (the "SEC") and in its subsequent filings filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Serve undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Media

Aduke Thelwell, Head of Communications & Investor Relations

Serve Robotics

press@serverobotics.com

Investor Relations

investor.relations@serverobotics.com

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